Exhibit 99.1

Spansion Inc. Reports Second Quarter 2010 Results

Sunnyvale, Calif., July 21, 2010 — Spansion Inc. (NYSE: CODE), a leading provider of Flash memory solutions, today announced operating results for its second fiscal quarter ended June 27, 2010. Due to the unique impacts of fresh start accounting, Spansion is providing both GAAP and non-GAAP results. On a U.S. GAAP basis, Spansion reported net sales of $255.7 million, operating loss of $3.0 million, and net income of $341.8 million. On a non-GAAP basis, adjusted net sales were $292.7 million, adjusted operating income was $40.3 million, and adjusted net income was $27.4 million.

“Spansion delivered a solid quarter and is winning back customer designs,” said John Kispert, Spansion president and CEO. “We see strong customer confidence moving forward and are well positioned to continue growing in 2010.”

U.S. GAAP results, in $millions except per share data and percentages

	Q2 2010	Q1 2010	Q2 2009
Net sales	$255.7	$277.3	$376.3
Gross margin	22.9%	31.8%	25.5%
Operating income (loss)	$(3.0)	$17.6	$10.1
Operating margin	(1.2)%	6.4%	2.7%
Net income (loss)	$341.8	$3.7	$(7.3)
Diluted net income (loss) per share (Predecessor)	$2.21	$0.02	$(0.04)
Diluted net (loss) per share (Successor)	$(0.31)	N/A	N/A

Non-GAAP results, in $millions except per share data and percentages

	Q2 2010	Q1 2010	Q2 2009
Adjusted net sales	$292.7	$277.3	$376.3
Adjusted operating income	$40.3	$30.5	$30.0
Adjusted net income (loss)	$27.4	$24.2	$22.4
Adjusted EBITDA	$68.4	$59.6	$69.5

Due to payments required as part of the emergence from U.S. bankruptcy proceedings, the company’s cash position decreased from $321 million at the end of Q1 2010 to $254 million at the end of second quarter 2010. These payments included $633 million to senior secured

Floating Rate Note holders and administrative, priority and other plan of reorganization related payments of approximately $25 million. The company previously raised approximately $425 million as part of a senior secured term loan of $450 million and approximately $104 million pursuant to a rights offering of approximately 13.0 million shares. The cash proceeds from the term loan and rights offering were recorded as restricted cash in the financials of the first quarter of fiscal 2010.

Business Outlook

For the third quarter of 2010, Spansion estimates U.S. GAAP net sales in the range of $285 million to $300 million, non-GAAP adjusted net sales in the range of $300 million to $320 million, GAAP earnings per diluted share of ($0.66) to ($0.91), and non-GAAP adjusted earnings per diluted share of $0.40 to $0.60.

Quarterly Conference Call

Spansion will host a conference call to discuss second quarter 2010 results at 1:30 p.m. PDT / 4:30 p.m. EDT today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the investor relations section of Spansion’s website at http://www.spansion.com.

Dial-in: 1-877-312-5884, conference ID of 87909802

Webcast: http://investor.spansion.com/index.cfm

An audio replay will be available within two hours of the call and may be accessed via dial-in at 1-800-642-1687 with the conference ID of 87909802 or by webcast on the investor relations section of Spansion’s website at http://www.spansion.com.

Use of Non-GAAP Financial Information

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for or superior to, the company’s financial results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than the non-GAAP financial measures presented by other companies.

The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.

About Spansion

Spansion’s (NYSE: CODE) technology is at the heart of electronics systems, powering everything from the internet of today to the smart grid of tomorrow, positively impacting people’s daily lives at work and play. Spansion’s broad Flash memory product portfolio, smart innovation and industry leading service and support are enabling customers to achieve greater efficiency and success in their target markets. For more information, visit http://www.spansion.com.

Spansion® , the Spansion logo, MirrorBit® and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include the company’s ability to: manage costs; achieve adequate liquidity; execute on its new strategic focus; reach a sustainable business model; survive as a stand-alone entity; reach operational efficiency; and reach and sustain profitability. Additional risks related to the company’s recent emergence from bankruptcy include: the company’s ability to transfer wafer production capacity to another location or to a third-party foundry, or to find alternative methods of distributing and selling its products in the event that Spansion Japan is not successful or has difficulties as a reorganized company; any negative impacts on the company’s business, results of operations, financial position or cash management arrangements; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; and the failure of the company to successfully implement the plan of reorganization. In addition, the instability of the global economy and tight credit markets could continue to adversely impact the company’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s most recent Annual Report on Form 10-K for fiscal 2009 and Quarterly Reports on Form 10-Q. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact:	Investor Relations:

Mark Franken Spansion Inc. +1.408.616.8410 mark.franken@spansion.com	Randy Furr Spansion Inc. +1.408.616.3682 Shubham Maheshwari Spansion Inc. +1.408.616.3677 shubham.maheshwari@spansion.com

Company News: http://www.spansion.com/news	Investor Relations Web site: http://investor.spansion.com/financials.cfm

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended June 27, 2010
	Successor	Predecessor	Predecessor	Predecessor
	Period from May 11, 2010 to June 27, 2010	Period from March 29, 2010 to May 10, 2010	Three Months Ended March 28, 2010	Three Months Ended June 28, 2009
Net sales	$129,370	$126,282	$277,337	$376,301
Cost of sales	111,413	85,697	189,120	280,266

Gross profit	17,957	40,585	88,217	96,035

Research and development	13,420	12,115	22,953	37,889
Sales, general and administrative	18,259	20,497	47,608	33,788
Restructuring (credits) / charges	—	(2,785)	13	14,212

Operating income (loss)	(13,722)	10,758	17,643	10,146
Interest & other income (expense), net	364	(3,190)	286	1,916
Interest expense	(4,877)	(11,237)	(19,336)	(9,212)

Income (loss) before reorganization items and income taxes	(18,235)	(3,669)	(1,407)	2,850
Reorganization items	—	364,876	5,464	(9,842)

Income (loss) before income taxes	(18,235)	361,207	4,057	(6,992)
Provision (benefit) for income taxes	(21)	1,235	405	261

Net income (loss)	$(18,214)	$359,972	$3,652	$(7,253)

Net income (loss) per common share
Basic	$(0.31)	$2.22	$0.02	$(0.04)
Diluted	$(0.31)	$2.21	$0.02	$(0.04)

Shares used in per share calculation
Basic	59,271	162,513	162,403	161,778
Diluted	59,271	162,518	174,471	161,778

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	Successor	Predecessor
	June 27, 2010	December 27, 2009
Assets
Current assets:
Cash and cash equivalents	$254,145	$324,903
Auction rate securities	25,885	100,335
Accounts receivable	139,912	129,174
Accounts receivable from related parties	13,201	366,602
Allowance for doubtful accounts	(305)	(56,408)
Inventories	244,536	141,723
Deferred income taxes	1,141	13,332
Prepaid expenses and other current assets	44,930	49,533

Total current assets	723,445	1,069,194

Property, plant and equipment, net	329,601	322,710
Intangible assets	207,276	—
Goodwill	165,553	—
Other assets	41,394	46,073

Total assets	$1,467,269	$1,437,977

Liabilities and Stockholders’ Deficit
Current liabilities:
Short term note	$—	$64,149
Accounts payable	30,870	16,979
Accrued liabilities	196,084	129,161
Accounts payable to related parties	24,402	221,211
Accrued compensation and benefits	32,216	21,630
Deferred income	30,178	62,958
Current portion of long-term debt	13,798	—
Income taxes payable	11,632	83

Total current liabilities	339,180	516,171

Deferred income taxes	12,073	13,405
Long-term debt, less current portion	447,733	—
Other long-term liabilities	10,327	9,825
Liabilities subject to compromise	—	1,756,269

Total liabilities	809,313	2,295,670

Additional paid in capital	675,945	2,484,482
Retained deficit	(18,214)	(3,342,370)
Accumulated other comprehensive income	225	195

Stockholders’ (deficit)/earnings	657,956	(857,693)

Total liabilities and stockholders’ deficit	$1,467,269	$1,437,977

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Successor	Predecessor	Predecessor
	Period from May 11, 2010 to June 27, 2010	Period from March 29, 2010 to May 10, 2010	Three Months Ended March 28, 2010
Cash Flows from Operating Activities:
Net income (loss)	$(18,214)	$359,972	$3,652
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,146	14,482	29,306
Gain on discharge of pre-petition obligations	—	(434,046)	—
Provision for deferred income taxes	(3)	7,000	—
Provision for doubtful accounts	310	1,640	5,591
(Gain) on sale and disposal of property, plant and equipment	(266)	(3,219)	1,112
Compensation recognized under employee stock plans	1,944	5,757	1,295
Impairment on investments	—	3,011	—
Gain on sale of Suzhou plant	(1,342)	(1,548)	(3,676)
Gain from approved settlement of rejected capital leases and various licenses	—	—	(22,517)
Write-off financing cost for old debts	—	13,020
Amortization of inventory fresh-start markup	18,597	—	—

Changes in operating assets and liabilities, net of effects of deconsolidation of subsidiary:
Decrease (increase) in accounts receivable	(14,077)	(3,752)	13,908
(Increase) decrease in inventories	27,770	(3,434)	(3,808)
Decrease (increase) in prepaid expenses and other current assets	(6,271)	(9,935)	6,041
Decrease (increase) in other assets	177	342	1,192
(Decrease) increase in accounts payable, accrued liabilities and accrued compensation and benefits	(29,733)	45,643	(22,430)
(Decrease) increase in deferred income	(6,468)	4,939	(8,179)

Net cash provided (used) by operating activities	(1,431)	(128)	1,487

Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	4,278	4,703	4,917
Purchases of property, plant and equipment	(4,561)	(5,553)	(8,493)
Cash proceeds from sale of Suzhou plant	—	—	18,687
Proceeds from redemption of auction rate securities	16,750	35,100	27,325
Decrease (increase) in restricted cash	—	531,516	(531,516)
Purchase of distribution business	(13,125)	—	—

Net cash provided (used) by investing activities	3,342	565,766	(489,080)

Cash Flows from Financing Activities:
Proceeds from borrowings, net of issuance costs	—	—	438,082
Payments on debt and capital lease obligations	(2,715)	(661,157)	(30,019)
Proceeds from Rights Offering, net of expenses	—	29,092	75,783

Net cash (used) provided by financing activities	(2,715)	(632,065)	483,846

Effect of exchange rate changes on cash and cash equivalents	219	—	—

Net decrease in cash and cash equivalents	(584)	(66,427)	(3,747)
Cash and cash equivalents at the beginning of period	254,729	321,156	324,903

Cash and cash equivalents at end of period	$254,145	$254,729	$321,156

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including Adjusted net sales, Adjusted operating income, Adjusted net income, EBITDA and Adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than non-GAAP financial measures presented by other companies.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results, as well as the impact of fresh start accounting. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.

Spansion has provided a reconciliation of the non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

•	Adjusted net sales differs from GAAP net sales in that it includes revenue lost from product sell-through that was physically located with the distributors as of the date of emergence.

•

Adjusted operating income differs from GAAP operating income in that it excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring charges, and other bankruptcy related charges or credits.

•

Adjusted net income differs from net income in that it (i) excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring and reorganization charges or credits, write-off of financing costs completed prior to emergence from bankruptcy, (ii) includes gross margins from revenue lost from product sell-through that was physically located with distributors as of the date of emergence, and (iii) is adjusted for the associated tax impact of all these changes.

•

Adjusted EBITDA differs from GAAP net income in that it (i) excludes interest expenses, taxes, depreciation, amortization, and stock based compensation charges, (ii) excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring and reorganization charges or credits and write-off of financing costs completed prior to emergence from bankruptcy, and (iii) includes gross margins from revenue lost from product sell-through that was physically located with distributors as of the date of emergence.

Management believes these non-GAAP financial measures:

•

reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results;

•

provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•

reflect net sales for the company as inventory at the distributors, when sold-through, would not be recognized as revenue per fresh start accounting. The company intends to collect cash from the distributors and this adjustment is non-cash in nature; and

•

provide additional view of the performance of the company by adding interest expenses, taxes, depreciation and amortization to the net income. Further adjustments due to fresh start accounting, litigation expenses with Samsung, and stock based compensation charges attempt to exclude items that are either non-cash or non-recurring in nature.

The $450M term loan has maintenance financial covenants that use EBITDA as part of the measures, e.g. Consolidated Leverage ratio, which is a ratio of Indebtedness to Consolidated EBITDA; Consolidated Interest Coverage Ratio, which is a ratio of Consolidated EBITDA to interest expenses. EBITDA measures shared in the public domain are not only helpful for lenders and investors to evaluate the company’s ability to service its major debt but also promote transparency of financial information with all.

Business Outlook

The guidance figures provided below and elsewhere in this press release are forward looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because Spansion’s future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and Spansion assumes no obligation to update it.

Spansion’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from the information below and elsewhere in the press release. Some of the factors that could impact the company’s operating results are set forth under the caption “Cautionary Statements” above in the press release. More information about factors that could affect Spansion’s operating results is included under the “Risk Factors” and “Management’s Discussion and Analysis” section of its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations website at http://investor.spansion.com/sec.cfm or the SEC’s web site at www.sec.gov.

Three months ending September 26, 2010
In $ millions, except per share data	GAAP	NON-GAAP
Revenues, millions	285 – 300	$300 – $320[a]
Diluted EPS, in U.S. dollars	$(0.66) – $(0.91)	$0.40 – $0.60[b]

[a]	Estimated non-GAAP amounts includes revenue lost from product sell-through that was physically located with the distributors as of the date of emergence.
[b]

Estimated non-GAAP amount differs from GAAP in that it (i) excludes the impact of non-recurring items [$1 to $3 million], fresh start accounting related adjustments [$55 to $60 million], litigation expenses with Samsung [$3 to $5 million], one-time restructuring [$1 to $2 million], and (ii) includes gross margins from revenue lost from product sell-through that was physically located with distributors as of the date of emergence [$15 to $20 million].

Reconciliation of U.S. GAAP to non-GAAP financial measures

Net Sales to Adjusted Net Sales

($ in millions)	Q210	Q110	Q209
GAAP net sales	255.7	277.3	376.3
Add: revenue lost due to fresh start accounting	37.0

Non-GAAP net sales	292.7	277.3	376.3

Operating Income to Adjusted Operating Income

($ in millions)	Q210	Q110	Q209
GAAP operating income / (loss)	(3.0)	17.6	10.1
Add: fresh start operating expense adjustments
Revenue lost due to fresh start accounting	37.0
Depreciation	12.0
Amortization from intangibles	2.3
Inventory Mark-Up	18.6
Deferred COGS	(27.7)
Gain on the sale of Suzhou plant	(0.8)
(Less)/add:: restructuring (credits) / charges	(2.8)		14.3
Add: litigation expense with Samsung	4.6	9.7
Add: asset impairment charges		0.6	5.6
Add: customer administration claim		2.6

Adjusted Operating Income	40.3	30.5	30.0

Net Income to Adjusted Net Income

($ in millions)	Q210	Q110	Q209
GAAP net income / (loss)	341.8	3.7	(7.3)
Add:fresh start operating expense adjustments
Revenue lost due to fresh start accounting	37.0
Depreciation	12.0
Amortization from intangibles	2.3
Inventory Mark-Up	18.6
Deferred COGS	(27.7)
Gain on the sale of Suzhou plant	(0.8)
(Less)/add:: restructuring (credits) / charges	(2.8)		14.3
Add: customer administration claim		2.6
Add: financing charge write-off to interest	7.3	13.1
(Less)/add: reorganization (gain)/expense	(364.9)	(5.5)	9.8
Add: asset impairment charges		0.6	5.6
Add: litigation expense with Samsung	4.6	9.7
Less: tax impact for adjustments	0	0	0

Adjusted net income	27.4	24.2	22.4

Net Income to Adjusted EBITDA

($ in millions)	Q210	Q110	Q209
GAAP net income / (loss)	341.8	3.7	(7.3)
Add: interest	18.9	19.1	7.3
(Less)/add: reorganization (gain)/expense	(364.9)	(5.5)	9.8
Add: taxes	1.2	0.4	0.3
Add: depreciation and amortization	26.3	27.7	37.4
Add: fresh start adjustments	41.4
(Less)/add:: restructuring (credits) / charges	(2.8)		14.3
Add: litigation expense with Samsung	4.6	9.7
Add: stock based compensation charges	1.9	1.3	2.1
Add: customer administration claim		2.6
Add: asset impairment charges	0.0	0.6	5.6

Adjusted EBITDA	68.4	59.6	69.5